EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

CROWN CASTLE INTERNATIONAL CORP.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Crown Castle International Corp. (the “Company”) made pursuant to the Prospectus, dated                        , 2004 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to The Bank of New York (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To: The Bank of New York, Exchange Agent

By Regular Mail:

The Bank of New York

Corporate Trust Operations – Reorganization Unit

101 Barclay Street - 7 East

New York, NY 10286

Attention: [            ]

By Registered or Certified Mail, or Overnight Delivery:

The Bank of New York

Reorganization Unit

101 Barclay Street

Corporate Trust Operations - Lobby Level

New York, NY 10286

Attention: [            ]

By Facsimile Transmission (for Eligible Institutions only):

(212) 298-1915

Attention: [            ]

For Information or Confirmation by Telephone Call:

(212) [            ]

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than the ones listed above will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount at maturity of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Old Senior Notes Tendered:*

$

Certificate Nos. (if available):	If Old Senior Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Total Principal Amount Represented by Old Senior Notes Certificate(s):	Account Number

$

Principal Amount of Old Series B Senior Notes Tendered:*

$

Certificate Nos. (if available):	If Old Series B Senior Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Total Principal Amount Represented by Old Series B Senior Notes Certificate(s):	Account Number

$

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Name(s):

Signature(s):

Address(es):

Must be signed by the holder(s) of Old Senior Notes or Old Series B Senior Notes as the name(s) of such holder(s) appear(s) on the certificate(s) for the Old Senior Notes or Old Series B Senior Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If any signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s):

Capacity:

Address(es):

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GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at United States Trust Company of New York pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within five business days after the Expiration Date.

Name of Firm:
Authorized Signature

Address:	Name:
Please Print or Type
Title:
Zip Code

Telephone No.	Dated:

NOTE: DO NO SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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